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                                  EZCORP, INC.

                                                                    EXHIBIT 22.1

               FORM 10-K FOR FISCAL YEAR ENDED SEPTEMBER 30, 1999

                          SUBSIDIARIES OF EZCORP, INC.

                       1.       EZPAWN Colorado, Inc.
                       2.       EZPAWN Arkansas, Inc.
                       3.       EZPAWN Mississippi, Inc.(1)
                       4.       EZPAWN Oklahoma, Inc.
                       5.       EZPAWN Tennessee, Inc.(2)
                       6.       EZPAWN Alabama, Inc.
                       7.       EZPAWN Kansas, Inc.
                       8.       EZPAWN Missouri, Inc.
                       9.       EZPAWN Florida, Inc.
                       10.      EZPAWN Georgia, Inc.
                       11.      EZPAWN Indiana, Inc.
                       12.      EZPAWN North Carolina, Inc.
                       13.      EZPAWN South Carolina, Inc.
                       14.      EZPAWN Construction, Inc.
                       15.      EZPAWN Kentucky, Inc.
                       16.      EZPAWN Nevada, Inc.
                       17.      EZPAWN Louisiana, Inc.
                       18.      EZPAWN Holdings, Inc.(1)(3)
                       19.      Texas EZPAWN Management, Inc.(3)
                       20.      EZ MONEY North Carolina, Inc.
                       21.      EZCORP International, Inc.



(1) EZPAWN Mississippi, Inc. merged with EZPAWN Holdings, Inc. on January 1, 1995, leaving EZPAWN Holdings, Inc. as the surviving entity.

(2) EZ Car Sales, Inc. is a subsidiary of EZPAWN Tennessee, Inc.

(3) EZPAWN Texas, Inc. transferred all its assets to Texas EZPAWN, L.P., a Texas limited partnership, of which EZPAWN Holdings, Inc., formerly EZPAWN Texas, Inc. is the limited partner, and Texas EZPAWN Management, Inc. is the sole general partner and holds a certificate of authority to conduct business in Texas.